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                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                                                     EXHIBIT 5.1

                               September 30, 1998


Bell Sports Corp.
Bell Sports, Inc.
6350 San Ignacio Avenue
San Jose, California 95119

          Re:  11% Series B Senior Subordinated Notes Due 2008
               -----------------------------------------------

Dear Ladies and Gentlemen:


          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Bell Sports, Inc., a California corporation (the "Company") and Bell Sports Corp., a Delaware corporation (the "Guarantor"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $110,000,000 aggregate principal amount of the Company's 11% Series B Senior Subordinated Notes due 2008 (the "Debt Securities") for issuance in connection with the offer to exchange (the "Exchange Offer") up to $110,000,000 aggregate principal amount of the Debt Securities for a like principal amount of the Company's 11% Series A Senior Subordinated Notes due 2008. The Debt Securities are to be issued under the Indenture dated as of August 17, 1998 (the "Indenture") among the Company, Guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee").

          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. We have also examined originals or copies of such corporate documents or records of the Company and the Guarantor, as we have considered appropriate for the opinions expressed herein.

          As to factual matters material to the opinions expressed herein, we have, with your permission, relied upon statements and representations and warranties made by officers and other representatives of the Company, the Guarantor and others, in each case, without independent investigation or verification by us of the accuracy of such matters. We have examined originals, or copies of originals certified to our satisfaction, of such agreements,
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Bell Sports Corp.
September 30, 1998
Page 2

documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions or statements expressed herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of California.

          2. The Guarantor is duly incorporated and validly existing under the laws of the State of Delaware.

          3. Each of the Company and the Guarantor has corporate power and authority to execute and deliver the Indenture and to authorize and issue the Debt Securities.

          4. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the Debt Securities as contemplated by the Registration Statement and the Indenture, and (iii) the Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered in exchange for the Company's 11% Series A Senior Subordinated Notes due 2008 pursuant to the Exchange Offer.

          We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Debt Securities.
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Bell Sports Corp.
September 30, 1998
Page 3


          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ Sidley & Austin